UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 8, 2013

Date of Report

(Date of Earliest Event Reported)

Sebring Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	4822 (Primary Standard Industrial Classification Code)	26-0319491 (IRS Employer Identification No.)

1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232

(Address of Principal Executive Offices, Including Zip Code)

(941) 377-0715

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under nay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sebring Software, Inc.

Item 4.02 Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

The following is being disclosed under Item 402(a) of Form 8-K:

On November 8, 2013, the board of directors (the “Board”) of Sebring Software, Inc. (the “Company”) concluded, in consultation with management of the Company and after discussion with the Company’s independent registered public accounting firm, Salberg & Company, P.A., that the Company will restate its quarterly interim financial statements for the period ending June 30, 2013. Accordingly, the previously-filed financial statements for the period ending June 30, 2013 should no longer be relied upon.

Management of the Company has concluded that all dental practices under management by the Company should be consolidated to comply with GAAP and certain warrants issued as loan fees should be accounted for as of June 30, 2013. Consequently, management will restate the consolidated financial statements for the quarter ending June 30, 2013.

The Board and management of the Company have discussed the matters disclosed in this current report on Form 8-K with Salberg & Company, P.A., the Company’s independent registered public accounting firm. The Company is working diligently to complete the restatement of its financial statements and the Company plans to file its amended quarterly reports on Form 10-Q/A, including the restated financial statements for June 30, 2013, as soon as practical.

This Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements relating to our expected restated financial results. Any forward-looking statements and all other statements that may be made herein that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Factors that could cause the actual results to differ materially from the results predicted include, among others, the possibility of further adjustments to our financial statements as additional analysis and review is completed.  The Company assumes no obligation to update such forward-looking statements which are in effect only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 13, 2013

Sebring Software, Inc.

By: /s/ Leif Andersen Name: Leif Andersen Title: Chief Executive Officer and Director